Exhibit 10.5
November 14, 2005
Mr. Morris H. Wheeler
Chief Executive Officer
Cohesant Technologies Inc.
5845 West 82nd Street
Indianapolis, IN 46278
Dear Morris:
     This letter confirms that, pursuant to action of the Board of Directors on November 13, 2005, your Base Salary (as defined in the Employment and Confidentiality Agreement Dated December 1, 2001) was increased to $201,000 per annum, effective January 1, 2006.

Very truly yours,
/s/ Dwight D. Goodman
Dwight D. Goodman,
Chairman of the Board of Directors

Acknowledged this 14 day of November, 2005.
/s/ Morris H. Wheeler
Morris H. Wheeler